EXHIBIT 23.3


                     CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Apartment Investment and Management Company's Registration Statement (Form S-8) pertaining to the 1994 Stock Incentive Plan for Officers, Directors and Key Employees of Ambassador Apartments, Inc., Ambassador Apartments, L.P. and Subsidiaries, the 1996 Stock Incentive Plan for Officers, Directors and Key Employees of Ambassador Apartments, Inc., Ambassador Apartments, L.P. and Subsidiaries and the Insignia 1992 Stock Incentive Plan, of our report dated February 13, 1998, except for Note 20, as to which the date is March 19, 1998, with respect to the consolidated financial statements of Insignia Financial Group, Inc. as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997 included as exhibit 99.2 in Apartment Investment and Management Company's Current Report on Form 8-K dated March 17, 1998 (and Amendment No. 1 thereto filed April 3, 1998), filed with the Securities and Exchange Commission.


                                    /s/   ERNST & YOUNG LLP


Greenville, South Carolina
January 4, 1999